                                                                Exhibit 5.2

                        CONSENT OF PORTFOLIO CONSULTANT



To the Sponsor, Trustee and Holders
      Equity Focus Trusts - Trilogy Advisors Global Communications Portfolio, 2002 Series A (the "Trust")



      We hereby consent to the use of our name "Trilogy Advisors" and references to our firm in the Prospectus for the Trust.


                                        TRILOGY ADVISORS LLP

                                        /s/ Andrew Gordon

                                        New York, New York
                                        February 20, 2002